                                                                   EXHIBIT 10.23

                         SEQUENOM BETA TEST AGREEMENT

This Agreement, dated July 15, 1999, is made by and between SEQUENOM, Inc., a corporation with its principal place of business located at 11555 Sorrento Valley Rd, San Diego, CA, 92121-1331, ("Company"), and Genzyme Corporation, a corporation with its place of business at One Mountain Road, P.O. Box 9322, Framingham, MA, 01701-9322 ("Recipient").

     WHEREAS, Company is willing to supply within the protection of a confidential relationship, the DNA MassArray(TM) system and related materials listed on Schedule A attached hereto ("Evaluation Item") to Recipient by the week of August 16, 1999 solely for evaluating whether to enter full commercial business arrangement with the Company ("Evaluation");

     WHEREAS, Recipient desires to have access to the Evaluation Item and is aware of the nature of the Evaluation Item, and is willing to enter a confidential relationship and to use and test the Evaluation Item and report to Company on a confidential basis the performance of the Evaluation Item;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

     1.   Use of DNA MassArray(TM) and SpectroChip(TM) License. Subject to the
          ----------------------------------------------------
terms of this Agreement, Company grants to Recipient            ***
                                      ***
                                      ***                   The Company shall
at all times retain all title to and ownership of the Evaluation Item and all ancillary products thereof. Recipient agrees to use the Evaluation Item only in the ordinary course of testing, and Recipient will not reproduce or modify the Evaluation Item or any portion thereof. Recipient shall not rent, sell, lease or otherwise transfer the Evaluation Item or any part thereof or use it for the benefit of a third party. Recipient shall not reverse assemble, reverse compile or reverse engineer the Evaluation Item, or otherwise attempt to discover any Evaluation Item underlying Proprietary Information (as that term is defined below).

     2.   Business Terms. All fees herein are for the use of Company's
          --------------
Evaluation Item and the services required for the operation of the Evaluation
Item including training and support.

i.                               ***
          ***   After the completion of the initial *** Beta-test period,
     Recipient may purchase the Evaluation Item for       ***   .

ii. *** fee during the Beta-test period for all tests performed for the objective evaluation of the Evaluation Item and/or the comparison of Evaluation Item with other DNA analysis methods and with results of evaluation and comparison tests (other than patient information) reported to SEQUENOM on a confidential basis. All samples being



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Beta Test Agreement

     analyzed using the Evaluation Item for testing other than for the purposes as set forth in the preceding sentence shall have an Element fee of ***
     (the "Element Fee"); An "Element" represents          ***
                                      ***
                                      ***

iii. A Maintenance Fee that includes Evaluation Item Support and Company
     Bioinformatics Workstation updates ("Maintenance") of     ***     ***
     ***. Evaluation Item Maintenance shall include installation, training, ongoing maintenance and support for the term of the Evaluation provided by the Company. The Maintenance Fee is strictly for this Evaluation Item during the evaluation period. Pricing of a maintenance fee on any future agreements would be dependent on the nature of that agreement.

     3.  Confidentiality; Ownership. Recipient acknowledges that, in the course
         --------------------------
of using the Evaluation Item and performing its duties under this Agreement, it may obtain information relating to the Evaluation Item and/or Company ("Company Proprietary Information"). Such Company Proprietary Information shall belong solely to Company and includes, but is not limited to, the existence of the Evaluation Item, its features and mode of operation, this Agreement, trade secrets, know-how, inventions (whether or not patentable), techniques, processes, programs, ideas, algorithms, schematics, testing procedures, software design and architecture, computer code, internal documentation, design and function specifications, product requirements, problem reports, analysis and performance information, software documents, and other technical, business, product, marketing and financial information, plans and data.

     Company acknowledges that, in the course of the Recipient using the Evaluation Item and performing its duties under this Agreement, it may obtain information relating to the Recipient's assays and/or the Recipient ("Recipient Proprietary Information"). Such Recipient Proprietary Information shall belong solely to Recipient and includes, but is not limited to the existence of such assays, any know-how, techniques, processes, and other recipient specific technical, business, product, marketing and financial information, plans, and data. Further, Recipient shall own all discoveries, inventions, (whether or not patentable), data and other results arising from the use of the Recipient's
***    with the Evaluation Item, but only to the extent that such discovery, invention, data or results relates to the use and operation of Recipient's
***     and Recipient expressly reserves all intellectual property rights therein with the exception of those enumerated in Paragraph 3 (d) below.


     In regard to both Company and Recipient ("Parties") Proprietary
Information:

          (a) Parties shall not, during the term of this Agreement, and for a period of at least three (3) years after its termination, use (except as expressly authorized by this Agreement) or disclose Proprietary Information without the prior written consent of the other party unless such Proprietary Information becomes part of the public


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Beta Test Agreement

          domain without breach of this Agreement by either party, its officers, directors, employees or agents.

          (b) During the period specified in (a) above, both parties agree to take all reasonable measures to maintain the Proprietary Information and Evaluation Item in confidence.

          (c) During the period specified in (a) above, both Parties will disclose the Evaluation Item and Proprietary Information only to those of its employees and consultants as are necessary for the use expressly and unambiguously licensed hereunder, provided such employees and contractors are subject to confidentiality obligations consistent with those set forth herein. Recipient shall not, without the prior written consent of Company, disclose or otherwise make available the Evaluation Item or any ancillary products to any third party.

          (d) Recipient hereby assigns to Company any invention, improvement, idea or know-how (whether or not patentable) that is conceived, learned or reduced to practice in the course of performance under this Agreement, but only to the extent that such invention, idea, or know-how relates to the use and operation of the Evaluation Item and any patent rights, trade secret rights, mask work rights, sui generis database rights and all other intellectual and industrial property rights of any sort with respect thereto. Recipient agrees to take any action reasonably requested by Company to evidence, perfect, obtain, or maintain the foregoing.

     4.  Reports. A Company senior scientist, assisted by Recipient, shall
         -------
provide written reports monthly commencing after the date of the first test at
the Recipient's facility. Reports shall disclose:             ***
                                      ***
                                      ***
                                      ***

     5.  WARRANTY DISCLAIMER. The parties acknowledge that the Evaluation Item
         -------------------
is for use in a Beta test. COMPANY DISCLAIMS ALL WARRANTIES RELATING TO THE EVALUATION ITEM, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES AGAINST INFRINGEMENT OF THIRD-PARTY RIGHTS, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     6.  Limitation of Remedies and Damages. COMPANY SHALL NOT BE RESPONSIBLE OR
         ----------------------------------
LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY (A) FOR LOSS OR INACCURACY OF DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY, OR (B) FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING, BUT


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NOT LIMITED TO LOSS OF REVENUES AND LOSS OF PROFITS. COMPANY SHALL NOT BE
RESPONSIBLE FOR ANY MATTER BEYOND ITS REASONABLE CONTROL.

     7.  Nonassignability. Neither the rights nor the obligations arising under
         ----------------
this Agreement are assignable or transferable by Recipient, and any such attempted assignment or transfer shall be void and without effect.

     8.  Execution of Agreement, Controlling Law. Attorneys' Fees and
         ------------------------------------------------------------
Severability. This Agreement shall become effective only upon its execution by
------------
both Company and Recipient and it shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the conflicts of laws provisions therein. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

     9. Entire Agreement. This Agreement constitutes the entire agreement
        ----------------
between the parties pertaining to the subject matter hereof, and any and all written or oral agreements previously existing between the parties are expressly canceled with the exception of any prior Confidentiality Agreement executed between the two Parties. Any modifications of this Agreement must be in writing and signed by both parties.

     10.  Equitable Relief. Recipient acknowledges and agrees that due to the
          ----------------
unique nature of Company's Proprietary Information, there may be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow Recipient or third parties to unfairly compete with Company resulting in irreparable harm to Company, and therefore, upon any such breach or threat thereof, Company shall be entitled to seek injunctions and other appropriate equitable relief in addition to whatever remedies it may have at law.

     11.  Termination. This Agreement maybe terminated by Company or Recipient
          -----------
for any reason or no reason upon twenty-one (21) days' written notice to the other party at its address listed above, or immediately upon notice of any breach by either party of the provisions of this Agreement that has not been cured within 10 days, and in any case will terminate six (6) months after the initiation of the Evaluation at the Recipient's facility. Upon termination, all payments owing Company up to the point of the date of termination shall be due within thirty (30) days of the termination date and the license granted hereunder shall terminate and Recipient shall immediately return the Evaluation Item, together with any and all documents, notes and other materials regarding the Evaluation Item to Company, including, without limitation, all Proprietary Information and all copies and extracts of the foregoing, but the terms of this Agreement, excluding Paragraph 2 will otherwise remain in effect.

     Company and Recipient will enter into good faith discussions sixty (60) days prior to the termination of the Beta Site Agreement to either extend the current Agreement or negotiate a full DNA MassArray(TM) license Agreement.



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     12.  Public Announcements. Any announcements or similar publicity with
          --------------------
respect to the execution of this Agreement shall be agreed upon between the Parties in advance of such announcement. Both Parties understand that this Agreement is likely to be of significant interest to investors, analysts and others, and that the Parties therefore may make such public announcements with respect thereto. The Parties agree that any such announcement will not contain confidential business or technical information and, if disclosure of confidential business or technical information is required by law or regulation, will make reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency or group. Each Party agrees to provide to the other Parties a copy of any public announcement as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party shall provide the other with an advance copy of any press release at least five
(5) business days prior to the scheduled disclosure. Each Party shall have the right to expeditiously review and recommend changes to any announcement regarding this Agreement or the subject matter of this Agreement. Except as otherwise required by law, the Party whose press release has been reviewed shall remove any information the reviewing Party reasonably deems to be inappropriate for disclosure.

     13.  Publication. Recipient shall have the right to publish the results of
          -----------
the work conducted by Recipient under this Agreement to the extent such results do not contain Confidential Information of Company as described in Paragraph 3 and provided Company has the opportunity to review and comment on any proposed manuscripts describing said work thirty (30) days prior to their submission for publication. Recipient agrees to make any changes as per the Company's comments prior to publication. If such submission would cause the loss of significant foreign patent rights, Recipient will, at its option, either delete the enabling portion of the proposed publication, or withhold publication for an additional ninety (90) days until U.S. patent filings are completed.

Sequenom, Inc.                           Genzyme Corporation

By /s/ Hubert Koster                     By /s/ Evan M. Lebson
   ----------------------------             ---------------------------------

             __________________                       _______________________
Name (Print) Hubert Koster               Name (Print) Evan M. Lebson
             ------------------                       -----------------------
Title:  President and CEO                Title  Vice President - Treasurer
        -----------------------                 -----------------------------

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Beta Test Agreement

                                  Schedule A


DNA MassArray(TM) Basic System Plus Evaluation Items include:

- High-speed SpectroScan array mass spectrometer for separation, detection and characterization of the analyte molecules from a miniaturized array
-    SpectroJET dispenser for nanoliter sample transfer;
-    Automated Multipipettor;
-    BioMASS(TM) Workstation for data management and interpretation; and
-    Sequenom Magnetic Lifters.

The SEQUENOM 96 D SpectroChip(TM) will be made available     ***    during the
Beta test period for all tests that are performed for comparison of DNA MassArray(TM) performance with other DNA analysis methods with result reported to SEQUENOM on a confidential basis.



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